Exhibit 10.39

LIMITED RECOURSE GUARANTEE
THIS LIMITED RECOURSE GUARANTEE (“Guarantee”), dated as of March 24, 2016, is by BlueLinx Holdings Inc., a Delaware corporation (“Parent Guarantor”), with its chief executive office at 4300 Wildwood Parkway, Atlanta, Georgia 30339, in favor of Wells Fargo Bank, National Association, a national banking association, as agent (in such capacity, “Agent”), having an office at 100 Park Avenue, New York, New York 10017.
W I T N E S S E T H :
WHEREAS, Agent, for itself and the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (collectively, “Lenders”), BlueLinx Corporation, a Georgia corporation, successor by merger to the merger of BlueLinx Services Inc., a Georgia corporation, with and into BlueLinx Corporation with BlueLinx Corporation as the surviving corporation of such merger (“BlueLinx”), and BlueLinx Florida LP, a Florida limited partnership (“BFLP”, and together with BlueLinx, each individually a “Borrower” and collectively, “Borrowers”) and Parent Guarantor have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated August 4, 2006, by and among Agent, Lenders, Borrowers and Parent Guarantor, as amended through Twelfth Amendment to Amended and Restated Loan and Security Agreement (“Amendment No. 12”), dated as of the date hereof (as from time to time further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Financing Agreements”); and
WHEREAS, due to the close business and financial relationships between Borrowers and Parent Guarantor, in consideration of the benefits which will accrue to Parent Guarantor and as an inducement for and in consideration of Lenders (or Agent on behalf of Lenders) to continue to make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan Agreement and the other Financing Agreements;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent Guarantor hereby jointly and severally agrees in favor of Agent and Lenders as follows:
Section 1.Definitions.
1.1.    As used herein, the following definitions shall have the meanings given to them below:
(a)    “Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.
(b)    “Guaranteed Obligations” shall have the meaning set forth in Section 2.1 hereof.
(c)     “Obligor” shall have the meaning set forth in Section 4.1(b) hereof.
(d)    “Parent Pledge Agreement” shall mean the Pledge Agreement, dated as of the date hereof, by Parent Guarantor in favor of Agent and Lenders with respect to the equity interests of Parent Guarantor in the SPE Propcos, as the same may be amended, modified, supplemented, extended, renewed, restated, or replaced.
(e)    “SPE Propcos” shall mean all single purposes entity limited liability companies now or hereafter owned by Parent Guarantor, including, without limitation the limited liability companies set forth on Schedule 1.3 to the Loan Agreement as added by Amendment No. 12.

1.2.    All capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Loan Agreement.
Section 2.    Guarantee.
2.1.    Subject to the limitations set forth in Section 2.2 hereof, Parent Guarantor absolutely and unconditionally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of the following (all of which are collectively  referred to herein as the “Guaranteed Obligations”): (a) all obligations, liabilities and indebtedness of any kind, nature and description of Borrowers to Agent, any Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Loan Agreement or the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to each Borrower under the Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case and including loans, interest, fees, charges and expenses related thereto and all other obligations of each Borrower or its successors to Agent or any Lender arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or any Lender and (b) all expenses (including, without limitation, attorneys’ fees and legal expenses) incurred by Agent or any Lender in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of any Borrower’s obligations, liabilities and indebtedness as aforesaid to Agent or any Lender, the rights of Agent or any Lender in any collateral or under this Guarantee and all other Financing Agreements or in any way involving claims by or against Agent or any Lender directly or indirectly arising out of or related to the relationships between Borrowers, Parent Guarantor or any other Obligor (as hereinafter defined) and Agent or any Lender, whether such expenses are incurred before, during or after the initial or any renewal term of the Loan Agreement and the other Financing Agreements or after the commencement of any case with respect to Borrowers or Parent Guarantor under the Bankruptcy Code or any similar statute.
2.2.    Notwithstanding anything to the contrary contained in this Guarantee, the liability of Parent Guarantor hereunder for the Guaranteed Obligations shall not exceed (a) the amount of $50,000,000 thereof at any time outstanding, plus (b) costs, expenses and other charges related to any advances to preserve or protect the SPE Property or the Collateral or related to the collection of such Guaranteed Obligations, including, but not limited to, attorneys’ fees and legal expenses (collectively, the “Maximum Amount”).
2.3.    This Guarantee is a guaranty of payment and not of collection. Parent Guarantor agrees that Agent need not attempt to collect any Guaranteed Obligations from Borrowers, Parent Guarantor or any other Obligor or to realize upon any collateral, but may require Parent Guarantor to make immediate payment of all of the Guaranteed Obligations to Agent and Lenders when due, whether by maturity, acceleration or otherwise, or at any time thereafter. Agent may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including attorneys’ fees and legal expenses incurred by Agent or any Lender with respect thereto or otherwise chargeable to Borrowers or Parent Guarantor) and in such order as Agent may elect. Notwithstanding anything to the contrary contained herein or otherwise, all payments applied to the Guaranteed Obligations (whether from proceeds of collateral or otherwise) shall be deemed applied first to the Guaranteed Obligations then outstanding in an amount in excess of the limitation on the liability of Parent Guarantor provided for herein.
2.4.    Payment by Parent Guarantor shall be made to Agent at the office of Agent from time to time on demand as Guaranteed Obligations become due. Parent Guarantor shall make all payments to Lender on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. One or more successive or concurrent actions may be brought hereon against Parent Guarantor either in the same action in which any Borrower or any other Obligor is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Guarantee is brought against Parent Guarantor, Parent Guarantor agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by Lender to Parent Guarantor.

2.5.    Notwithstanding anything to the contrary contained herein, the amount of the obligations payable by Guarantor under this Guarantee shall not exceed the Maximum Amount unless a court of competent jurisdiction adjudicates Guarantor’s obligations to be invalid, avoidable or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), in which case the amount of the obligations payable by Guarantor hereunder shall be limited to the lesser of the Maximum Amount or the maximum amount that could be guaranteed by Guarantor without rendering Guarantor’s obligations under this Guarantee invalid, avoidable or unenforceable under such applicable law.
Section 3.    Limited Recourse.
3.1.    Notwithstanding anything to the contrary contained in this Guarantee, or any other Financing Agreement, Parent Guarantor’s liability hereunder for the Guaranteed Obligations shall be limited to the lesser of the Maximum Amount and the value of the Pledged Collateral (as defined in the Parent Pledge Agreement) pledged to Agent and Lenders by Parent Guarantor, and the enforcement of Agent’s rights and remedies in respect of such liability of Parent Guarantor shall be limited to the Pledged Collateral as set forth in this Section 3 and in the Parent Pledge Agreement; provided, that, Parent Guarantor’s liability for the Guaranteed Obligations shall not be limited to the value of the Pledged Collateral for any loss, damage, cost, expense, liability, claim or other obligations incurred by Agent or Lenders (a “Loss”):
(a)    arising out of or in connection with fraud or intentional material misrepresentation by Parent Guarantor or any SPE Propco or any of their principals, officers, agents or employees in connection with the Parent Pledge Agreement and the SPE Agreement;
(b)    for any damage to the SPE Property arising from intentional misconduct of Parent Guarantor or any SPE Propco or any of their principals, officers, agents or employees, and any removal of assets forming part of any SPE Property by Parent Guarantor or any SPE Propco in violation of the Financing Agreements;
(c)    the amount of any misappropriation or conversion by Parent Guarantor or any SPE Propco of (i) any proceeds paid by reason of any casualty, damage or destruction of any SPE Property, (ii) any proceeds received in connection with a taking, (iii) any rents following and during the continuance of an Event of Default, or (iv) any rents paid more than one (1) month in advance (it being agreed that no use of funds for the repair, maintenance or operations of the SPE Property shall be treated as a “misappropriation” hereunder);
(d)    which may at any time be imposed upon, incurred by or awarded against Agent or any Lender, in the event (and arising out of such circumstances) that any SPE Propco should raise any defense, counterclaim and/or allegation in any foreclosure action by Agent relative to any SPE Property any part thereof which is found by a court of competent jurisdiction in a final, non-appealable decision to have been raised by Parent Guarantor or a SPE Propco in bad faith or to be without basis in fact or law;
(e)    arising out of or in connection with any SPE Propco’s failure to obtain Agent’s prior written consent to a transfer of any SPE Property to the extent required by the SPE Agreement, but subject to the terms and conditions of the SPE Intercreditor Agreement; or
(f)    reasonable attorney’s fees and expenses incurred by Agent in connection with any successful suit filed on account of any of the foregoing clauses (a) through (e).
3.2.    Upon the occurrence of any Event of Default, Agent may collect, realize upon, sell or take any other enforcement action pursuant to the Parent Pledge Agreement with respect to the Pledged Collateral or any portion thereof or take any enforcement action against Parent Guarantor with respect to any of the obligations, liabilities or amounts arising from any Loss referred to in Section 3.1(a) through (f) hereof to the extent the value of the Pledged Collateral is insufficient to satisfy the obligations, liabilities or amounts arising from any such Loss.
Section 4.    Waivers and Consents.
4.1.    Notice of acceptance of this Guarantee, the making of loans and advances and providing other financial accommodations to Borrowers and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Borrowers or Parent Guarantor are entitled are hereby waived by Parent Guarantor . Parent Guarantor also waives notice of and hereby consents to, (a) any amendment, modification, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any collateral, and the guarantee made herein shall apply to the Loan Agreement and the other Financing Agreements and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Agent or Lenders for the obligations of Borrowers or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, an “Obligor” and collectively, the “Obligors”), including, without limitation, the surrender or release by Agent and any Lender of Parent Guarantor hereunder,(b) the exercise of, or refraining from the exercise of any rights against any Borrower, Parent Guarantor or any other Obligor or any collateral, (c) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations and (d) any financing by Agent and any Lender of Borrowers under Section 364 of the Bankruptcy Code or consent to the use of cash collateral by Agent or Lender under Section 363 of the Bankruptcy Code. Parent Guarantor agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Parent Guarantor hereunder shall not be otherwise impaired or affected by any of the foregoing.
4.2.    No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guarantee, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Borrowers in respect of any of the Guaranteed Obligations, or Parent Guarantor in respect of this Guarantee, affect, impair or be a defense to this Guarantee. Without limitation of the foregoing, the liability of Parent Guarantor hereunder shall not be discharged or impaired in any respect by reason of any failure by Agent or any Lender to perfect or continue perfection of any lien or security interest in any collateral or any delay by Agent or any Lender in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Borrowers under the United States Bankruptcy Code or any similar statute, Parent Guarantor shall be liable therefor, even if any Borrower’s liability for such amounts does not, or ceases to, exist by operation of law. Each Parent Guarantor acknowledges that Agent and Lenders have not made any representations to any Parent Guarantor with respect to Borrowers, any other Obligor or otherwise in connection with the execution and delivery by Parent Guarantor of this Guarantee and Parent Guarantor are not in any respect relying upon Agent or any Lender or any statements by Agent or any Lender in connection with this Guarantee.
4.3.    Unless and until the indefeasible payment and satisfaction in full of all of the Guaranteed Obligations in immediately available funds and the termination of the financing arrangements of Agent and Lenders with Borrowers, Parent Guarantor hereby irrevocably and unconditionally waives and relinquishes (a) all statutory, contractual, common law, equitable and all other claims against Borrowers, any collateral for the Guaranteed Obligations or other assets of Borrowers or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Agent or Lenders by Parent Guarantor hereunder and (b) any and all other benefits which Parent Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Parent Guarantor, Borrowers or any other Obligor upon the Guaranteed Obligations or realized from their property.
Section 5.    Subordination. Payment of all amounts now or hereafter owed to Parent Guarantor by Borrowers or any other Obligor is hereby subordinated in right of payment to the indefeasible payment in full to Agent and Lenders of the Guaranteed Obligations and all such amounts and any security and guarantees therefor are hereby assigned to Lender as security for the Guaranteed Obligations.
Section 6.    Acceleration. Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Financing Agreements, the liability of Parent Guarantor for the entire Guaranteed Obligations shall mature and become immediately due and payable, even if the liability of Borrowers or any other Obligor therefor does not, upon the occurrence of an Event of Default and the exercise by Agent of remedies against Borrowers or against Parent Guarantor under the Parent Pledge Agreement.
Section 7.    Account Stated. The books and records of Agent showing the account between Agent, Lenders and Borrowers shall be admissible in evidence in any action or proceeding against or involving Parent Guarantor as prima facie proof of the items therein set forth, and the monthly statements of Agent rendered to Borrowers, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Borrowers, shall be deemed conclusively correct and constitute an account stated between Agent, Lenders and Borrowers and be binding on Parent Guarantor.
Section 8.    Termination. This Guarantee is continuing, absolute and unconditional. Parent Guarantor shall continue to be liable hereunder until Agent agrees to terminate this Guarantee pursuant to a written agreement satisfactory to Agent. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guarantee.
Section 9.    Reinstatement. If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Parent Guarantor shall be liable to pay to Agent and such Lender, and does indemnify and hold Agent and each Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 9 shall remain effective notwithstanding any contrary action which may be taken by Agent Lenders in reliance upon such payment or proceeds. This Section 9 shall survive the termination or revocation of this Guarantee.
Section 10.    Amendments and Waivers. Neither this Guarantee nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent. Agent shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent would otherwise have on any future occasion, whether similar in kind or otherwise.
Section 11.    Representations, Warranties and Covenants.
11.1.    Parent Guarantor is a corporation duly organized and in good standing under the laws of its state or other jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of Parent Guarantor or the rights of Agent or any Lender hereunder or under any of the other Financing Agreements.
11.2.    The execution, delivery and performance of this Guarantee is within the corporate powers of Parent Guarantor , have been duly authorized and are not in contravention of law or the terms of the certificates of incorporation, by‑laws, or other organizational documentation of Parent Guarantor , or any indenture, agreement or undertaking to which Parent Guarantor is a party or by which Parent Guarantor or its property are bound. This Guarantee constitutes the legal, valid and binding obligation of Parent Guarantor enforceable in accordance with its terms. Parent Guarantor signing this Guarantee shall be bound hereby whether or not Parent Guarantor or any other person signs this Guarantee at any time.
11.3.    Parent Guarantor shall not enter into any refinancing of the Indebtedness arising under the Mortgage Loan Agreement and the other Mortgage Loan Documents, except to the extent provided by the Loan Agreement. Parent Guarantor acknowledges and agrees that, although it is not a “Guarantor” (as defined in the Loan Agreement), Parent Guarantor shall be a party to, and be bound by, Section 9.24 of the Loan Agreement and any of the other terms of the Loan Agreement or the other Financing Agreements that are expressly applicable to Parent Guarantor.
Section 12.    Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
12.1.    The validity, interpretation and enforcement of this Guarantee and any dispute arising out of the relationship between Parent Guarantor and Agent or any Lender, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

12.2.    Parent Guarantor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York of New York County and the United States District Court for the Southern District of New York, whichever Agent may elect and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guarantee or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of Parent Guarantor and Agent or any Lender in respect of this Guarantee or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Parent Guarantor or Borrowers and Agent or any Lender or the conduct of any such persons in connection with this Guarantee, the other Financing Agreements or otherwise shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against Parent Guarantor or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on collateral at any time granted by Borrowers or Parent Guarantor to Agent or any Lender or to otherwise enforce its rights against Parent Guarantor or its property).
12.3.    Parent Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon Parent Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Parent Guarantor so served shall appear in answer to such process, failing which Parent Guarantor shall be deemed in default and judgment may be entered by Agent against Parent Guarantor for the amount of the claim and other relief requested.
12.4.    PARENT GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PARENT GUARANTOR AND AGENT OR ANY LENDER IN RESPECT OF THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PARENT GUARANTOR, AGENT AND LENDERS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PARENT GUARANTOR OR AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF PARENT GUARANTOR, AGENT OR ANY LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
12.5.    Agent and Lenders shall not have any liability to Parent Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Parent Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent or such Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Loan Agreement and the other Financing Agreements.
Section 13.    Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Agent at its address set forth above and to Parent Guarantor at its chief executive office set forth above, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.
Section 14.    Partial Invalidity. If any provision of this Guarantee is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guarantee as a whole, but this Guarantee shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
Section 15.    Entire Agreement. This Guarantee represents the entire agreement and understanding of this parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
15.1.    Successors and Assigns. This Guarantee shall be binding upon Parent Guarantor and their respective successors and assigns and shall inure to the benefit of Agent, Lenders and its successors, endorsees, transferees and assigns. The liquidation, dissolution or termination of Parent Guarantor shall not terminate this Guarantee as to such entity or as to Parent Guarantor.
15.2.    Construction. All references to the term “Parent Guarantor” wherever used herein shall mean Parent Guarantor and its respective successors and assigns, individually and collectively, jointly and severally (including, without limitation, any receiver, trustee or custodian for Parent Guarantor or any of its respective assets or Parent Guarantor in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term “Agent” wherever used herein shall mean Agent and its successors and assigns or a replacement Agent appointed in accordance with the terms and conditions of the Loan Agreement. All references to the term “Lenders” wherever used herein shall mean each Lender and its successors and assigns. All references to the term “Borrowers” wherever used herein shall mean Borrowers and each Borrower’s successors and assigns (including, without limitation, any receiver, trustee or custodian for Borrowers or any of each Borrower’s assets or Borrower in each Borrower’s capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term “Person” or “person” wherever used herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality of political subdivision thereof. All references to the plural shall also mean the singular and to the singular shall also mean the plural.

IN WITNESS WHEREOF, Parent Guarantor has executed and delivered this Guarantee as of the day and year first above written.

BLUELINX HOLDINGS INC.

By: /s/ Shyam K. Reddy
Name: Shyam K. Reddy
Title: Senior Vice President, General Counsel, and Secretary